EXHIBIT 5.1

August 6, 2013

YuMe, Inc.

1204 Middlefield Road

Redwood City, CA 94063

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Securities Act”), by YuMe, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on August 6, 2013 (“Registration Statement”), in connection with the registration under the Securities Act of up to an aggregate of 143,750 additional shares of the Company’s common stock (“Stock”), consisting of (i) 125,000 shares of the Company’s Common Stock that will be issued by the Company (“Company Shares”) and (ii) up to 18,750 shares of the Company’s Common Stock (“Selling Stockholders’ Shares”) that will be sold by certain selling stockholders of the Company (“Selling Stockholders”), which number of Selling Stockholders’ Shares includes (a) an aggregate of up to 18,652 presently issued and outstanding shares of Stock to be sold by certain Selling Stockholders and (b) an aggregate of up to 98 shares of Stock which are not now issued or outstanding but are issuable upon the net exercise of outstanding options and warrants of the Company held by certain Selling Stockholders (the shares described in clause (ii) of this sentence are hereafter referred to as the “Issuable Selling Stockholders’ Shares”, and such options and warrants of the Company are hereafter referred to as the “Company Rights”). The Registration Statement relates to the Registration Statement on Form S-1 (Registration No. 333-189772) (“Original Registration Statement”) filed by the Company with the Commission on July 2, 2013, as amended.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 14, 2010, as amended by the Certificate of Amendment filed on June 7, 2011; the Certificate of Amendment filed on July 12, 2011; the Certificate of Amendment, filed on October 21, 2011; the Certificate of Amendment filed on March 12, 2012; the Certificate of Amendment filed on August 27, 2012; the Certificate of Amendment filed on December 28, 2012; the Certificate of Amendment filed on July 19, 2013; and the Certificate of Amendment filed on July 24, 2013, each as certified by the Delaware Secretary of State on August 5, 2013 (collectively, “Restated Certificate”), and the form of Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the Stock (“Post-Effective Restated Certificate”).

YuMe, Inc.

August 6, 2013

(2)                                 The Company’s Bylaws, certified by the Company’s Secretary on October 28, 2011 (“Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock (“Post-Effective Bylaws”).

(3)                                 The Original Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, and the Registration Statement, together with the exhibits filed thereof or incorporated by reference.

(4)                                 The preliminary prospectus prepared in connection with the Original Registration Statement (“Prospectus”).

(5)                                 Minutes of meetings and actions by written consent of the Company’s Board of Directors (“Board”) and stockholders (“Stockholders”) at which, or pursuant to which the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved.

(6)                                 The underwriting agreement to be entered into by and among the Company, the several Underwriters named in Schedule I thereto, and the Selling Stockholders named in Schedule II thereto in connection with the sale and issuance of the Stock.

(7)                                 The minutes of meetings of the Board held on April 2, 2013, June 17, 2013, July 1, 2013 and July 23, 2013, and meetings of the Pricing Committee of the Board held on July 23, 2013 and August 6, 2013, pursuant to which the sale and issuance of the Stock was adopted and approved.

(8)                                 The stock records that the Company has provided to us (consisting of a list of stockholders, option and warrant holders with respect to the Company’s capital and of any rights to purchase or acquire capital stock of the Company that was prepared by the Company and dated August 6, 2013 verifying the number of such issued and outstanding securities and the number and types of shares of the Company’s capital stock issuable upon the exercise, conversion or exchange thereof).

(9)                                 The agreements pursuant to which the Selling Stockholders’ Shares were originally issued.

(10)                          A Certificate of Good Standing issued by the Delaware Secretary of State dated August 5, 2013, together with a verbal bringdown from Delaware Secretary of State on August 6, 2013, stating that the Company is in good standing under the laws of the State of Delaware (together, “Certificate of Good Standing”).

(11)                          An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

YuMe, Inc.

August 6, 2013

We have also assumed that the certificates representing the Stock, if any, will be, when issued, properly signed by authorized officers or the Company or their agents.  Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed  and relied upon the accuracy of representations to us by officers of the Company, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and the Delaware General Corporation Law in effect as of the date hereof and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the issuance and delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1)                                 The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

(2)                                 the up to 125,000 Company Shares to be issued and sold by the Company pursuant to the Registation Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in

YuMe, Inc.

August 6, 2013

accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable;

(3)                                 the up to 18,652 Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

(4)                                 the up to 98 Issuable Selling Stockholders’ Shares to be issued by the Company upon the net exercise of Company Rights by certain Selling Stockholders and to be sold by the Selling Stockholders pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the terms of the applicable Company Rights and the resolutions adopted by the Board and the Pricing Committee of the Board, will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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YuMe, Inc.

August 6, 2013

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not it would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP